CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 24, 2023, relating to the financial statements and financial highlights of First Trust Energy Income and Growth Fund, appearing in the Annual Report on Form N-CSR of First Trust Energy Income and Growth Fund for the year ended November 30, 2022; to our report dated December 21, 2022, relating to the financial statements and financial highlights of First Trust MLP and Energy Income Fund, appearing in the Annual Report on Form N-CSR of First Trust MLP and Energy Income Fund for the year ended October 31, 2022; to our report, and to our report dated December 21, 2022, relating to the financial statements and financial highlights of First Trust New Opportunities MLP & Energy Fund, appearing in the Annual Report on Form N-CSR of First Trust New Opportunities MLP & Energy Fund for the year ended October 31, 2022; and to our report dated January 24, 2023, relating to the financial statements and financial highlights of First Trust Energy Infrastructure Fund, appearing in the Annual Report on Form N-CSR of First Trust Energy Infrastructure Fund for the year ended November 30, 2022, and to the references to us under the headings “Target Fund and Acquiring Fund Service Providers” in the Joint Proxy Statement and Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 30, 2023